UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16857	72-0487309
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2500 CityWest Boulevard
Suite 2200
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On June 11, 2007, Horizon Offshore, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cal Dive International, Inc., a Delaware corporation (“Cal Dive”), and Cal Dive Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Cal Dive (“Merger Sub”), pursuant to which the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock will be converted into the right to receive 0.625 shares of Cal Dive common stock and $9.25 cash.
     The Board of Directors of the Company (the “Board of Directors”) unanimously approved the Merger and the Merger Agreement at a special meeting on June 11, 2007, and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption.
     The transaction is expected to close in the third quarter of 2007. The Merger is subject to customary conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through July 27, 2007. After that date, the Company may continue discussions with any party or group of parties (defined in the Merger Agreement as an “Excluded Party”) that submits a written takeover proposal during the “go-shop” period that the Board of Directors determines prior to the expiration of the “go-shop” period, in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement). Except with respect to Excluded Parties, after July 27, 2007, the Company is subject to a “no-shop” restriction on its ability to solicit third party proposals, provide information to and engage in discussions with third parties regarding an Acquisition Proposal (as such term is defined in the Merger Agreement). The “no-shop” restriction is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to competing proposals that the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal.
     The Merger Agreement contains certain termination rights and, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Cal Dive a termination fee of approximately $9.4 million in the case of termination resulting from a Superior Proposal from an Excluded Party, and approximately $18.9 million otherwise. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type.

     Cal Dive is currently a subcontractor providing manned diving services to the Company and its ultimate customers. For 2006 and the first quarter of 2007, amounts paid by the Company to Cal Dive for such services were approximately $16.2 million and $4.1 million, respectively.
     The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1.
Cautionary Statement
     The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the parties thereto in relation to the Merger and the other transactions contemplated thereby, the Merger Agreement is not intended to be a source of factual, business or operational information about the Company, Cal Dive or their respective businesses.
     The representations and warranties contained in the Merger Agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Merger Agreement. Such representations, warranties and covenants have been negotiated by the Company and Cal Dive for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and any shareholder of the Company or Cal Dive or any potential investor should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
Additional Information
     In connection with the Merger, Cal Dive intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a joint Information Statement/Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Information Statement/Proxy Statement/Prospectus carefully when they become available because they will contain important information about the Company, Cal Dive and the proposed transaction. The Information Statement/Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by the Company or Cal Dive by directing a written request, as appropriate, to the Company at 2500 CityWest Blvd., Suite 2200, Houston, TX 77042, Attention: Investor Relations, or to Cal Dive at 400 North Sam Houston Pkwy. East, Houston, TX 77060, Attention: Investor Relations. Investors and security holders are urged to read the Information Statement/Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

     The Company, Cal Dive and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Information Statement/Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement (Form DEF 14A) for the 2007 annual meeting of the Company’s shareholders, which was filed with the SEC on April 24, 2007. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at investorrelations@horizonoffshore.com. Additional information regarding the directors and executive officers of Cal Dive is also included in Cal Dive’s proxy statement (Form DEF 14A) for the 2007 annual meeting of Cal Dive’s shareholders, which was filed with the SEC on April 9, 2007. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Cal Dive at 400 North Sam Houston Pkwy. East, Houston, TX 77060, Attention: Investor Relations.
Item 8.01. Other Events.
     On June 11, 2007, the Company issued a press release announcing the execution of the Merger Agreement. On June 12, 2007, the Company issued a press release describing the “go shop” provision contained in the Merger agreement. Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC and Horizon Offshore, Inc.*

99.1	Press release issued jointly by Cal Dive International, Inc. and Horizon Offshore, Inc. dated June 11, 2007.

99.2	Press release issued by Horizon Offshore, Inc. dated June 12, 2007.

*	The schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ Ronald D. Mogel

Ronald D. Mogel
Vice President and
Chief Financial Officer
Date: June 12, 2007

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC and Horizon Offshore, Inc.*

99.1	Press release issued jointly by Cal Dive International, Inc. and Horizon Offshore, Inc. dated June 11, 2007.

99.2	Press release issued by Horizon Offshore, Inc. dated June 12, 2007.

*	The schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.